February 13, 2014

To Foster Wheeler Employees:

Today we announced that the Company has entered into a definitive agreement with AMEC plc pursuant to which AMEC will acquire Foster Wheeler. (Attached is a copy of our related press release.)

We believe the combination of our two firms will result in a more competitive company with a compelling offering across a diverse portfolio of end markets, an enhanced geographic footprint and significant prospects for growth. The combined AMEC-Foster Wheeler organization gains equal footing with the world’s largest EPC companies.

The combination will be achieved by AMEC acquiring 100% of the outstanding equity of Foster Wheeler. With approximately 29,000 employees, AMEC has offices and projects in approximately 40 countries around the world. The company is headquartered in the United Kingdom and its stock is listed on the London Stock Exchange.

We believe the combination is very positive for all of our constituents, but I am particularly pleased for the employees of Foster Wheeler. The combined company will enhance opportunities to work across a broader range of projects, geographies and markets. In addition, AMEC is known for its commitment to talent development, valuing people and recognizing performance.

For those of you in the Global E&C Group, the combination should mean enhanced opportunities to work on broader range of complex global projects; for those of you in the Global Power Group, this means becoming part of an organization with substantial expertise in and a broader commitment to the power business. In summary, the combination of the two companies is landmark event for Foster Wheeler employees – and for our clients.

AMEC and Foster Wheeler have similar cultures and complementary growth strategies, market sectors and geographies. Both companies have strategies that are highly focused on growth, and our combination helps deliver on Foster Wheeler’s key strategic objectives: establishing material positions in upstream and minerals and metals, building positions in growth geographies and extending our services offering. Specifically, the combination results in a company with:

•	Complementary and more competitive market positions in offshore and onshore upstream oil and gas, gas monetization, refining and chemicals, minerals and metals, power and clean energy, environment & infrastructure and pharmaceuticals
•	An expanded, geographically diverse global presence, with offices and projects in more than 50 countries
•	A material increase in capacity, with a total headcount of more than 40,000 employees
•	A strong financial profile, with annual revenues of approximately $10 billion and backlog of approximately $10 billion

We expect the transaction to close in the second half of 2014. Over the next several months, your Foster Wheeler management team will be working closely with AMEC to effect a smooth transition. I am sure that today’s announcement will generate lots of questions, and we will communicate further with you at appropriate steps along the way. In the interim, AMEC and Foster Wheeler remain separate companies.

The key to our success has been and will continue to be our employees. As we move forward, we should continue to focus on the very qualities that underpin the Foster Wheeler brand: our unwavering commitment to safety, our core values, world-class engineering and to delivering commercial and operational excellence to our clients. It’s important to remember that these qualities are precisely what attracted AMEC to Foster Wheeler.

It is likely that today’s news may generate another round of questions from members of the news media. As always, it is important for Foster Wheeler to continue to speak in a unified voice. If you receive any inquiries related to today’s news, please refer them to Scott Lamb at 908-806-2787 or scott_lamb@fwc.com. In addition, please refrain from discussing the transaction on chat rooms, message boards, social media, etc.

For more information about AMEC, please see the company’s web site at www.AMEC.com.

Thank you for your ongoing efforts on behalf of Foster Wheeler.

J. Kent Masters

President and Chief Executive Officer

Foster Wheeler AG communication materials may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K for the quarter ended March 31, 2013 which was filed with the U.S. Securities and Exchange Commission, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication to Switzerland, further deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed or furnished with to the Securities and Exchange Commission.

Important information

The offer has not commenced. At the time the offer is commenced, AMEC will file a registration statement on Form F-4, which will include a prospectus and joint proxy statement of AMEC and Foster Wheeler, and a Tender Offer statement on Schedule TO (the “Schedule TO”) and the Company intends to file a Recommendation Statement on Schedule 14D-9 with respect to the offer. These documents will contain important information about the offer that should be read carefully before any decision is made with respect to the offer. These materials will be made available to the shareholders of the Company at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov, after they have been filed. Any materials filed with the SEC may also be obtained without charge at the Company's website, www.fwc.com.

Attachment - Press Release [Filed as Exhibit 99.03 to the Company’s Current Report on Form 8-K, dated February 13, 2014]